PREMIER POWER RENEWABLE ENERGY, INC.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of June __, 2011 (the “Effective Date”), by and among Premier Power Renewable Energy, Inc., a Delaware corporation (the “Company”), and Genalta Power Inc., a British Columbia corporation (the “Investor”).

RECITALS

A.        The Company and the Investor have entered into a Preferred Stock Purchase Agreement of even date herewith (the “Series C Purchase Agreement”), whereby Investor is purchasing 2,350,000 shares of Series C Preferred Stock of the Company (the “Series C Preferred Stock”).

B.        In order to induce the Company and the Investor to enter into the Purchase Agreement and invest funds in the Company pursuant thereto, the Company and the Investor have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:

1.       Rights to Purchase Additional Stock.

1.1       Right to Purchase.  Subject to applicable securities laws, from the Effective Date through and including the date which is six (6) months after the Effective Date (the “Expiry Date”), Investor shall have the right to purchase 250,000 shares of Series C Preferred Stock (“Additional Shares”) at the purchase price of One Dollar ($1.00) per share (the “Purchase Right”).

1.2       Notice; Exercise of Right.  In order to exercise this Purchase Right, Investor shall be required to provide written notice of its election to purchase all or any portion of the Additional Shares to the Company prior to the Expiry Date.  The closing of the sale of the Additional Shares shall occur within fifteen (15) calendar days of the date that this notice is given.

2.        Put and Call Rights.

(a)       In the event of the occurrence of a Change of Control (as defined in the Certificate of Designation) in respect of the Company within twelve (12) months after the Effective Date, Company shall have the right (the “Company Call Right”) to purchase all or any portion of, the Series C Preferred Stock held by Investor, or any subsequent holder (including all Series C Preferred Stock purchased by Investor pursuant to the Series C Purchase Agreement, any Series C Preferred Stock purchased after the date hereof, and any other shares of Series C Preferred Stock acquired by Investor in any other manner), at a price equal to One Dollar ($1.00) (“Base Price”) plus the Call Premium (together, the “Exercise Price”) for each share called by the Company pursuant to this Section 2.  Company (or its successor in the transaction) may exercise the Company Call Right by delivering a written notice to Investor within thirty (30) days after, or prior to or contemporaneously with, the closing of such transaction involving a Change of Control.  Upon delivering such notice, the right of the holder(s) of the Series C Preferred Stock to convert these Series C Preferred Stock into Common Stock shall be suspended for that period, which will not exceed  60 days following the date of the delivery of the notice, until the Exercise Price has been delivered to the Investor.  If the Exercise Price has not been delivered during such sixty (60) day period, the Investor conversion rights shall no longer be suspended.  Subject to the foregoing, the rights of Investor, or any subsequent holder, to convert the Series C Preferred Stock into Common Stock shall terminate once the Investor has received the applicable aggregate Exercise Price.  Such notice shall specify the date for completion of the purchase, which may not be later than sixty (60) days following the date of such notice.

For the purposes of this Agreement, “Call Premium” shall be equal to the greater of (i) Ten Cents (US) (US$0.10), or (ii) twenty percent (20%) per annum, calculated initially on the Base Price and compounded annually thereafter, pro rated to the date of purchase of the Series C Preferred Stock.  Notwithstanding the foregoing, if the Change of Control involves Peter Lacey or Investor, any person or company identified by Peter Lacey or Investor prior to May 1, 2011 as a possible person or entity for a transaction involving a Change of Control, any person or entity associated with, or related to, Peter Lacey or Investor, or any affiliate or related party to any of the foregoing, the Call Premium shall be equal to the greater of (i) Ten Cents (US) (US$0.10) or (ii) ten percent (10%) per annum, calculated initially on the Base Price and compounded annually thereafter, pro rated to the date of purchase of the Series C Preferred Stock.

 (b)       In the event there is a closing of a transaction involving a Change in Control within twelve (12) months after the Effective Date, Investor shall have the right (the “Investor Put Right”) to require the Company to purchase all, or any portion, of the Series C Preferred Stock held by Investor and its affiliates, at a price equal to the Exercise Price.  Investor may exercise the Investor Put Right by delivering written notice to Company within thirty (30) days after, or contemporaneously with, the closing of such transaction involving a Change of Control.  Upon delivering such notice, the rights of the holder(s) of the Series C Preferred Stock to convert these shares into Common Stock shall be suspended for that period, which will not exceed 60 days following the date of such notice, until the Exercise Price has been delivered to the Investor.  If the Exercise Price has not been delivered during such sixty (60) day period, the Investor conversion rights shall no longer be suspended. Subject to the foregoing, the rights of the Investor, or any subsequent holder, to convert the Series C Preferred Stock into Common Stock shall terminate once the Investor has received the applicable aggregate Exercise Price.  Such notice shall specify the date for completion of the purchase, which may not be later than sixty (60) days following the date of such notice.

3.        Additional Company Covenant.

3.1       Warrant.  The Company shall grant to Investor the right to purchase up to an additional Two Million (2,000,000) shares of Common Stock of the Company, at a price of One Dollar ($1.00) per share, pursuant to the terms and conditions of a warrant in the form attached hereto as Exhibit A (the “Warrant”). The Warrant shall expire pursuant to the terms and conditions of the Warrant.

4.        Miscellaneous.

4.1       Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one business day after delivery to a nationally recognized overnight delivery service, or otherwise upon receipt, addressed at the address set forth below:

Company:	Premier Power Renewable Energy, Inc. 4961 Windplay, Suite 100 El Dorado Hills, CA 95762 Attn: Chief Executive Officer
with a copy to:
Downey Brand LLP 621 Capitol Mall, 18th Floor Sacramento, CA 95814 Attn: Jeffrey M. Koewler, Esq.
Investor:	Genalta Power Inc. Suite 1000, 407 – 2St S.W. Calgary, Albert Canada T2P 2Y3 Attn: CEO
with a copy to:
Genalta Power Inc. Suite 1000, 407 – 2St S.W. Calgary, Albert Canada T2P 2Y3 Attn: Corporate Secretary

Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.

4.2       Successors and Assigns.  Each Investor agrees that it may not assign any of its rights or obligations hereunder unless such assignment is approved in advance by the Company.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

4.3       Amendments and Waivers.  Any provision of this Agreement may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the Investor.

4.4       Entire Agreement.  This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

4.5       Governing Law.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, exclusive of its choice of law rules or principles.

4.6       Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7       Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of the nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or waiver of or acquiescence in any similar breach or default theretofore or thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

4.8       Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

4.9       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.10       Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.11       Adjustments for Recapitalization Events.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Series C Preferred Stock of the Company or a specific dollar amount per share, then, upon the occurrence of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting such shares, the specific number of shares or dollar amount so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock of such recapitalization event.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

Investor:	Company:
GENALTA POWER INC. By:	PREMIER POWER RENEWABLE ENERGY, INC. By:
Name: Graham Illingworth Title: Chief Executive Officer	Name: Dean Marks Title: Chief Executive Officer

Exhibit A

Warrant

COMMON STOCK WARRANT

              June __, 2011

Premier Power Renewable Energy, Inc., a Delaware corporation (the “Company”), hereby grants Genalta Power Inc., a British Columbia corporation (the “Holder”), for value received, the right to purchase from the Company at any time and from time to time commencing on the date first appearing above (the “Issuance Date”), up to and through the earlier of: (a) the consummation of a Change of Control (as defined in the Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock, filed by the Company on _____________, creating the Series C Preferred Stock) in which at least 95% of the outstanding shares of common stock of the Company have been sold or exchanged or the common shareholders of the Company, as constituted prior to such Change of Control, own no more than thirty percent (30%) of the surviving or resulting company, after the transaction(s), subject to the Company having provided notice to the Holder at least 45 days in advance of such consummation, or (b) the date that is five (5) years from the Issuance Date (the events described in subsections (a) or (b) are referred to as “Terminating Events”) (the “Termination Date”) up to 2,000,000 shares (each, a “Warrant Share” and collectively the “Warrant Shares”) of the Company’s common stock, at an exercise price per Warrant Share equal to One United States Dollar (US$1.00) (the “Exercise Price”).  The number of Warrant Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

1.       Method of Exercise; Payment.

(a)       Exercise.  The purchase rights represented by this Warrant may be exercised, for cash, by the Holder, in whole or in part, at any time, or from time to time, prior to the Termination Date, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Warrant Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)       Stock Certificates.  In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.  In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

(c)       Taxes.  The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

2.       Warrant.

(a)       Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(b)       Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company.  The Holder shall pay all taxes and all other reasonable expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

3.       Rights and Obligations of Holders of this Warrant.  The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Notice of Exercise, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4.       Adjustments.

(a)       Stock Dividends, Reclassifications, Recapitalizations, Etc.  While this Warrant is outstanding, in the event the Company:  (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock, then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b)       Combination: Liquidation.  While this Warrant is outstanding, (i) in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof).  Unless paragraph 4(b)(ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (as defined below) (the “Successor Company”) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity; (ii) in the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price.  After the surrendered Warrant is received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant; provided however, that the definition of a “Combination” shall not include a Terminating Event, and this Warrant shall expire upon the occurrence of a Terminating Event.

(c)       Notice of Adjustment.  Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as provided in this Section 4, the Company shall deliver to the holders of the Warrant in accordance with Section 8 a certificate of the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrant after giving effect to such adjustment.

5.       Fractional Shares.  In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

6.       Legends.  Prior to issuance of the Warrant Shares underlying this Warrant, all such certificates representing such Warrant Shares shall bear a restrictive legend to the effect that the Warrant Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Warrant Shares may not be sold or transferred in the absence of such registration or an exemption therefrom.

7.       Disposition of Warrants or Shares.  The Holder of this Warrant, each transferee hereof and any holder and transferee of any Warrant Shares, by its acceptance thereof, agrees that no public distribution of Warrants or Warrant Shares will be made in violation of the provisions of the Securities Act.  Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

8.       Notices.  Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g., Federal Express; or by personal delivery.  Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; or (c) upon personal delivery of the notice.  All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8):

if to the Company:

Premier Power Renewable Energy, Inc.
4961 Windplay, Suite 100
El Dorado Hills, CA 95762
Attention: Chief Executive Officer

With a copy to:
Downey Brand LLP
621 Capitol Mall, 18th Floor
Sacramento, CA 95814
Attention: Jeffrey M. Koewler, Esq.

if to the Holder:

Genalta Power Inc.
1000, 407-2 Street S.W.
(Canada Place Tower)
Calgary AB T2P 2Y3 Canada
Attention: Chief Executive Officer

Notwithstanding the time of effectiveness of notices set forth in this Section 8, a Notice of Exercise shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section 8.

9.       Governing Law and Jurisdiction.  This Warrant shall be governed by and construed solely and exclusively in accordance with and pursuant to the internal laws of the State of California. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the civil or state courts of California, located in Sacramento, California, or in the federal courts located in Eastern District of California.

10.       Successors and Assigns.  This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.       Headings.  The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

12.       Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

13.       Modification and Waiver.  This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

14.       Specific Enforcement.  The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

15.       Assignment.  This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant as Exhibit B hereto, and, upon the Company’s receipt thereof, and in any event, within five (5) business days thereafter, the Company shall issue a Warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC.

By:	/s/
Name: Dean R. Marks
Title: Chief Executive Officer

EXHIBIT A

TO

WARRANT

NOTICE OF EXERCISE

To Be Executed by the Holder
in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ shares of Common Stock of Premier Power Renewable Energy, Inc. pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

__________________________________________________________
(Please type or print name and address)

__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered to:

(Please type or print name and address if different from above)

(1)      Payment shall take the form of lawful money of the United States.

(2)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)           Accredited Investor.  The undersigned hereby represents and certifies that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Dated: _____________________	HOLDER:

By:
Name:
Title:
Address:

EXHIBIT B
TO
WARRANT

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the attached Warrant to purchase ______ shares of Common Stock of Premier Power Renewable Energy, Inc., a Delaware corporation, to which the attached Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Premier Power Renewable Energy, Inc., a Delaware corporation, with full power of substitution of premises.

Dated: _____________________	HOLDER:

By:
Name:
Title:
(signature must conform to name of holder as specified on the fact of the Warrant)

Signed in the presence of: ___________________________

Dated: ____________________________